UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2007

NEWMARKET TECHNOLOGY, INC.
 (Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	00-27917 (Commission File Number)	65-0729900 (IRS Employer Identification No.)

14860 Montfort Drive, Suite 210, Dallas, TX (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: 972-386-3372

Copies to:

Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 2.03 Creation of a Direct Financial Obligation;
Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2007, Newmarket Technology, Inc, and certain of its subsidiaries including, IP Global Voice, Inc, Netsco, Inc., Newmarket Broadband, Inc., Newmarket Intellectual Property, Inc and NewMarket China, Inc., (collectively, the “Company”) entered into a Security Agreement (the “Security Agreement”) with LV Administrative Services, Inc. (the “Agent”) as administrative and collateral agent for Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, LLC (“Valens Offshore,” and together with the Agent and Valens US, the “Creditor Parties”). Pursuant to the terms of the Security Agreement, the Company issued a secured convertible term note to Valens US and Valens Offshore in the principal amounts of $1,800,000 and $2,200,000 respectively (collectively, the “Notes”). In addition, the Company issued a Revolving Note to Valens US, pursuant to which Valens has committed to advance up to $3,000,000 to the Company (the “Revolving Note”).

The Notes and the Revolving Note bear interest at a rate equal to the “prime rate” published in The Wall Street Journal plus two percent (2%), per annum (the “Contract Rate”), provided however that the Contract Rate shall not at any time be less than nine percent (9%) per annum.  The unpaid principal and accrued interest under the Notes and the Revolving Note are due and payable on November 30, 2010 (the "Maturity Date"). The interest on the Notes and the Revolving Note is payable monthly, in arrears, commencing on December 1, 2007.

The Notes require amortizing payments of the principal amount of $73,333 together with any accrued and unpaid amounts (the “Monthly Amount”) which are owed to the Creditor Parties, commencing on June 1, 2008 and on the first business day of each succeeding month thereafter through the maturity date. The Creditor Parties may convert a portion of the Monthly Amount into shares of the Company’s common stock provided: (A) the average closing price of the Company’s common stock exceeds 115% of the Fixed Conversion Price of $.20; (B) the amount of such conversion does not exceed 25% of the average dollar trading volume of the Company’s common stock for the 22 trading date immediately preceding the due date of the Monthly Payment. If the criteria set forth above in (A) is met but the criteria set forth in (B) is not met as to the entire Monthly Amount, the Creditor Parties shall convert only such part of the Monthly Amount that meets the criteria set forth in (B). Any portion of the Monthly Amount that has not been converted into shares shall be payable at the rate of 100% of the Monthly Amount in cash. In addition, the Company is not permitted to make any payments in shares of its common stock if there is no effective registration statement covering the resale of the shares or an event of default exists and is continuing.

Pursuant to the Security Agreement, an event of default shall be deemed to  include: the Company's failure to pay any amount due under the Notes and the Revolving Note where such failure continues for a period of 3 days after such payment is due; the failure of the Company and its subsidiaries to pay any taxes when due; any person or group, other than a lender under the Security Agreement, becomes the beneficial owner of 35% or more of the Company's voting equity interests or if the Board of Directors of the Company ceases to consist of a majority of the Company's Board of Directors on the date of the Security Agreement or the Company or any of its subsidiaries mergers or consolidates with or sells all or substantially all of its assets; the indictment of the Company or any of its subsidiaries or any officer of the Company under any criminal statute or commencement of criminal or civil proceedings against any company; and the Company’s failure to deliver common stock as required by the warrants and the Notes and such failure is not cured within 2 business days.

The Company granted a security interest to Valens in each of the Company’s real or personal, tangible or intangible, property and assets. The Company also pledged the stock of its subsidiaries and other equity interests owned by the Company.

The Company also issued five year warrants to purchase 3,825,840 shares of common stock of the Company to Valens Offshore and warrants to purchase 8,347,287 shares of common stock of the Company to Valens US which are exercisable at a price of $0.22 per share.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the Notes and exercise of the warrants within 60 days and to have such registration statement declared effective within 180 days. The Company is also required to file a registration statement to register shares of common stock underlying any warrant issued after the closing within 90 days after the issuance of such warrants and shares issuable to the holders as a result of any adjustments of the Fixed Conversion Price or the exercise price of the warrants within 90 days after any such event or the date of adjustment and have such registration statement declared effective within 90 days. The Company will be required to pay liquidated damages if a registration statement is not timely filed, or declared effective within the required timeframes or ceases to be effective after being declared effective for a period of 90 days in any 365 days or 30 consecutive days or the Company’s common stock is not listed or quoted or is suspended from trading for a period of 3 consecutive trading days.

The Company also entered into certain additional agreements in connection with the Security Agreement, including:

1.	Stock Pledge Agreement;
2.	Intellectual Property Security Agreement; and
3.	Collateral Assignment of Notes.

The summaries of the Security Agreement, the Notes, the Revolving Note, the warrants and the Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 2.01, 2.03 and 3.02.

In connection with the transactions disclosed herein, the Company relied on an exemption from the registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On December 6, 2007, the Company issued a press release concerning the foregoing matters. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1
Security Agreement made as of November 30, 2007 by and among the Lenders from time to time party thereto, LV Administrative Services, Inc., as administrative and collateral agent, NewMarket Technology, Inc., IP Global Voice, Inc. NewMarket China, Inc., Netsco Inc. Newmarket Intellectual Property, Inc. and New Market Broadband, Inc.

10.2	Secured Revolving Note dated November 30, 2007 issued by NewMarket Technology, Inc. and the other companies thereto to Valens U.S. SPV I, LLC, as holder in the principal amount of $3,000,000.
10.3	Secured Convertible Term Note dated November 30, 2007 issued by NewMarket Technology, Inc. and the other companies thereto to Valens U.S. SPV I, LLC, as holder in the principal amount of $1,800,000.
10.4
Secured Convertible Term Note dated November 30, 2007 issued by NewMarket Technology, Inc. and the other companies thereto to Valens Offshore SPV II, Corp, as holder in the principal amount of $2,200,000.

10.5	Common Stock Purchase Warrant dated November 30, 2007 issued by NewMarket Technology, Inc. to Valens U.S. SPV I, LLC for 8,347,287 shares of common stock.
10.6	Common Stock Purchase Warrant dated November 30, 2007 issued by NewMarket Technology, Inc. to Valens Offshore SPV II, Corp for 3,825,840 shares of common stock.
10.7	Registration Rights Agreement dated November 30, 2007 by and between NewMarket Technology, Inc. and Valens U.S. SPV I, LLC.
10.8	Registration Rights Agreement dated November 30, 2007 by and between NewMarket Technology, Inc. and Valens U Offshore SPV II, Corp.
10.9
Stock Pledge Agreement dated November 30, 2007 by and among LV Administrative Services, Inc. as administrative and collateral agent for the Creditor Parties, as defined therein, and NewMarket Technology, Inc.

10.10
Intellectual Property Security Agreement dated November 30, 2007 by NewMarket Technology, Inc., IP Global Voice, Inc. NewMarket China, Inc., Netsco Inc. Newmarket Intellectual Property, Inc. and New Market Broadband, Inc. in favor of LV Administrative Services, Inc. as administrative and collateral agent for the Lenders, as defined in the Security Agreement.

10.11	Subordination Agreement by and between Ingram Micro, Inc. and LV Administrative Services, Inc. as agent for the Lenders, as defined therein.
10.12	Collateral Assignment of Note by and between New Market Technology and LV Administrative Services, Inc. regarding Promissory Note issued by Sensitron, Inc.
10.13	Collateral Assignment of Note by and between New Market Technology and LV Administrative Services, Inc. regarding Promissory Note issued by VirtualHealth Technologies, Inc.
10.14	Collateral Assignment of Note by and between New Market Technology and LV Administrative Services, Inc. regarding Promissory Note issued by Vera Technology Corporation
99.1	Press Release dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMARKET TECHNOLOGY, INC.

Dated: December 6, 2007	By:	/s/ Philip J. Rauch
Name: Philip J. Rauch
Title: Chief Financial Officer

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